Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:	Vincent A. Paccapaniccia
Chief Financial Officer
(610) 729-3750
FOR IMMEDIATE RELEASE

August 2, 2016

CSS INDUSTRIES, INC. REPORTS RESULTS OF OPERATIONS
FOR THE FISCAL QUARTER ENDED JUNE 30, 2016

● First Quarter Sales Increase Due to Blumenthal Acquisition
● Acquisition of Substantially All of the Assets of Lawrence Schiff Silk Mills, Inc. in the Second
Quarter Adds Customers and Manufacturing Capability

PLYMOUTH MEETING, PA -- CSS Industries, Inc. (NYSE:CSS) today announced its results of operations for the first fiscal quarter ended June 30, 2016.

Sales for the first quarter of fiscal 2017 increased 2.5% to $45,318,000 from $44,228,000 in the first quarter of fiscal 2016, due to sales attributable to the February 2016 acquisition of substantially all of the business and assets of Blumenthal Lansing Company, LLC ("Blumenthal"). Net loss for the first quarter of fiscal 2017 was $(3,286,000), or $(0.36) per diluted share, compared to a net loss of $(3,068,000), or $(0.33) per diluted share, in the first quarter of fiscal 2016. During the first quarter of fiscal 2017, we experienced higher costs related to a warehouse consolidation project that began in the second half of fiscal 2016 that is expected to be completed during the second quarter of fiscal 2017.

“We are pleased with the first full quarter of Blumenthal,” said Christopher J. Munyan, CSS’ President and Chief Executive Officer. “Although the first quarter is historically our lowest revenue quarter of the year because of our seasonal orientation, we were able to increase our sales this quarter compared to last year, driven by our acquisition of Blumenthal in February 2016," Mr. Munyan noted. “We are now finalizing the integration of Blumenthal and we expect that this will be a very positive long-term addition to the CSS portfolio of brands."

“We continue to expand our customer base and diversify our product lines, both organically and through acquisitions, within the craft, seasonal and celebrations markets,” said Mr. Munyan. “After the quarter ended, we purchased substantially all of the assets of Lawrence Schiff Silk Mills, Inc., a business that we have admired for many years. As we stated when we announced this acquisition, we are excited about the unique weaving capabilities the Schiff business will bring to our U.S. facilities, and we are confident that our customers will benefit from the high-quality products and longstanding legacy Schiff brings to CSS. We will relocate acquired equipment and inventory to our existing facilities to expand the breadth of our manufacturing capability.”

Mr. Munyan concluded by stating “we are confident that our strong balance sheet, excellent business fundamentals and long-term growth strategy position CSS for future success.”

The Company's seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

About CSS Industries, Inc.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, classroom exchange Valentines, infant products, journals, buttons, boxed greeting cards, gift tags, gift card holders, gift bags, gift wrap, decorations, floral accessories, craft and educational products, Easter egg dyes and novelties, memory books, scrapbooks, stickers, stationery, and other items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to the expected timing for completion of the warehouse consolidation project, our expectation that Blumenthal will be a very positive long-term addition to our portfolio of brands, and our future success. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the acquisition of the Blumenthal business and Schiff assets, including the risk that the Company may not be able to successfully manage and integrate the Blumenthal business and Schiff assets; risks associated with the Company’s warehouse consolidation project, including the risk that expected efficiencies will not be realized in the timeframe currently anticipated by the Company; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); information technology risks, such as cyber attacks and data breaches; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months ended June 30, 2016 and 2015 and condensed consolidated balance sheets as of June 30, 2016 and 2015 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2016	2015

Sales	$45,318	$44,228
Costs and expenses
Cost of sales	33,021	31,786
Selling, general and administrative expenses	17,574	17,300
Interest income, net	(89)	(72)
Other income, net	(91)	(48)

	50,415	48,966

Loss before income taxes	(5,097)	(4,738)

Income tax benefit	(1,811)	(1,670)

Net loss	$(3,286)	$(3,068)

Basic and diluted net loss per common share	$(0.36)	$(0.33)

Weighted average basic and diluted shares outstanding	9,053	9,342

Cash dividends per share of common stock	$0.20	$0.18

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	March 31, 2016	June 30, 2015
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,111	$19,927	$33,368
Short-term investments	44,926	59,806	49,939
Accounts receivable, net	42,395	45,144	36,363
Inventories	91,109	73,022	82,093
Other current assets	16,105	12,792	14,218
Total current assets	204,646	210,691	215,981
Property, plant and equipment, net	27,089	27,053	25,510
Deferred income taxes	2,680	3,193	4,519
Other assets
Goodwill	19,974	19,974	15,820
Intangible assets, net	41,380	42,183	32,409
Other	7,160	6,832	5,529
Total other assets	68,514	68,989	53,758
Total assets	$302,929	$309,926	$299,768
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,556	$14,463	$16,467
Accrued payroll and other compensation	4,907	9,016	5,207
Accrued customer programs	3,045	3,275	3,381
Other current liabilities	7,212	7,051	7,432
Total current liabilities	31,720	33,805	32,487
Long-term obligations	4,650	4,631	4,223
Stockholders’ equity	266,559	271,490	263,058
Total liabilities and stockholders’ equity	$302,929	$309,926	$299,768